EXHIBIT (10.27)(ii)

DESCRIPTION OF AMENDMENT EFFECTIVE AS OF FEBRUARY 22, 2012

TO NON PLAN INDUCEMENT AWARD RESTRICTED STOCK AWARD AGREEMENT

Pursuant to action by the Compensation Committee of the Board of Directors of Ecolab Inc. effective as of February 22, 2012, the Non Plan Inducement Award Restricted Stock Award Agreement effective as of March 7, 2008 (the “Agreement”) between Nalco Holding Company, a Delaware corporation, and J. Erik Fyrwald (“Fyrwald”) was amended with respect to Exhibit A to the Agreement by accelerating the vesting date for the remaining 50% of the restricted shares subject to the Agreement (amounting to 67,959 shares of Ecolab Inc. Common Stock) from March 6, 2012 to February 22, 2012.